Exhibit 10.5

AMENDMENT NO. 2 TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

        Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as January 9, 2004, by and among ZONES, INC. (“Borrower 1”), CORPORATE PC SOURCE, INC. (“Borrower 2”) and ZONES CORPORATE SOLUTIONS, INC. (“Borrower 3”) (Borrower 1, Borrower 2 and Borrower 3 shall hereinafter be individually referred to as a “Borrower” and collectively, as the “Borrowers”) and TRANSAMERICA COMMERCIAL FINANCE CORPORATION (“Lender”).

        P R E A M B L E:

        Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2003 by and among Lender and Borrowers, as amended from time to time (collectively, the “Loan Agreement”), Lender made certain financing available to Borrowers. Borrowers have requested Lender to modify certain terms and provisions of the Documents. Lender has agreed to do so, upon the terms and conditions of this Amendment.

               NOW, THEREFORE, in consideration of the premises which are incorporated herein by this reference and constitute an integral part of this Amendment, the execution and delivery of this Amendment and the mutual covenants and agreements hereafter set forth, the parties hereto agree as follows:

           1.      The “Documents”, as defined in Section 1.1 of the Loan Agreement, shall include, without limitation, this Amendment and any other amendments and/or restatements to the Loan Agreement.

           2.      Section 2.8 of the Loan Agreement is hereby amended to read as follows:

“SECTION 2.8. TERMS AND TERMINATION. The term of this Agreement, unless sooner terminated as provided in this Agreement, shall be until the Termination Date; provided, however, that (A) this Agreement shall automatically renew for one (1) year periods from year to year thereafter unless terminated on the Termination Date or at the end of any subsequent annual anniversary of the Termination Date by either party by at least 60 days prior written notice to the other; and (B) Lender may terminate this Agreement (i) immediately by written notice to Borrowers in whole or only with respect to certain Inventory if any Borrower shall lose or relinquish any right to sell or deal in any product line of Inventory, or if Borrowers fail to pay any of the Objected Loans due to an objection to the terms of any Transaction Statement and Lender determines on a commercially reasonable basis that the Transaction Statement does not contain a bona fide error, or (ii) at any time by at least 60 days prior written notice to Borrowers, and (C) Borrower 1 may terminate this Agreement at any time by at least 60 days prior written notice to Lender. Upon termination of this Agreement, all Liabilities to Lender (or, if this Agreement is terminated only with respect to certain Inventory, Liabilities to Lender relative to such Inventory) shall become immediately due and payable without notice or demand. Upon any termination, Borrowers shall remain liable to Lender for all Liabilities to Lender, including without limitation interest, fees, charges and expenses arising prior to or after the effective date of termination, and all of Lender’s rights and remedies and its security interest shall continue until all Liabilities to Lender are paid and all obligations of Borrowers are performed in full (other than contingent indemnification obligations), at which time Lender will release its liens and security interests in the Collateral. No provision of this Agreement shall be construed to obligate Lender to make any Loans at any time any Event of Default exists or will exist with the giving of notice, the passage of time, or both.”

           3.      All representations and warranties made to the Lender in the Documents are hereby restated to the Lender and all of such representations and warranties remain true and correct as of the date of this Amendment.

           4.      All of the pledges, assignments, transfers, conveyances, mortgages and grants of security interest of any property given to Lender by any Borrower pursuant to the Documents, including, but not limited to, pursuant to Article 3 of the Loan Agreement, have constituted and shall and hereinafter do continue to constitute pledges, assignments, transfers, conveyances, mortgages and grants of security interests of property to secure the Liabilities.

           5.      Lender’s obligation to enter into this Amendment is subject to the fulfillment of each and every one of the following conditions prior to, or contemporaneously with the execution and delivery of this Amendment:

                     A.      All of the conditions precedent set forth in the Loan Agreement shall have been met; and

                     B.      Lender shall have received such instruments, agreements and documents in form and manner satisfactory to Lender and its counsel as Lender may reasonably request and where applicable, duly executed and recorded.

           6.      All references to the Loan Agreement in any of the Documents shall mean the Loan Agreement, as amended by this Amendment and as may be further amended and/or restated from time to time.

           7.      The Loan Agreement (as amended by this Amendment), together with the Documents, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Loan Agreement. Except as specifically set forth in the Agreement, Lender makes no covenants to any Borrower, including, but not limited to, any other commitments to provide any additional financing to any Borrower.

           8.      This Amendment may be executed in any number of counterparts, each of which counterpart, once they are executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one in the same amendment.

           9.      Except as specifically amended and modified by this Amendment, (A) the Loan Agreement shall remain in full force and effect and is hereby restated and incorporated herein by this reference; and (B) all terms defined in the Loan Agreement shall have the same meanings herein as therein.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER 1:	ZONES, INC.

By: /S/ RONALD MCFADDEN

Title: SECRETARY

BORROWER 2:	CORPORATE PC SOURCE, INC.

By: /S/ RONALD MCFADDEN

Title: SECRETARY

BORROWER 3:	ZONES CORPORATE SOLUTIONS, INC.

By: /S/ RONALD MCFADDEN

Title: SECRETARY

LENDER:	TRANSAMERICA COMMERCIAL FINANCE CORPORATION

By: /S/

Title:
3